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                     (Letterhead of Miller and Lents, Ltd.)

                                                                    EXHIBIT 23.2

                                October 17, 2001


XTO Energy Inc.
810 Houston Street, Suite 2000
Fort Worth, TX 76102



                              Re: Securities and Exchange Commission
                                  Form S-3 Registration Statement, No. 333-_____

Gentlemen:

     The firm of Miller and Lents, Ltd., consents to the incorporation of its estimated Proved Reserves, Future Net Revenues, and Present Values of Future Net Revenues in the XTO Energy Inc. Form S-3 Registration Statement, No. 333-______, and to references to our Firm in such registration statement.

     Miller and Lents, Ltd., has no interests in XTO Energy Inc. or any of its affiliated companies or subsidiaries and is not to receive any such interest as payment for such reports and has no director, officer, or employee, or otherwise, connected with XTO Energy Inc. We are not employed by XTO Energy Inc. on a contingent basis.



                                Yours very truly,

                                MILLER AND LENTS, LTD.




                                By ____________________________
                                   Gregory W. Armes
                                   President